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                             DESTEC ENERGY, INC.


                                    BYLAWS




                                  AS AMENDED


                               DECEMBER 6, 1996

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                                 DESTEC ENERGY, INC.

                                      SECTION I
                                    CAPITAL STOCK

         Section 1.1 CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate signed in the name of the Company by the Chairman of the Board of Directors or the President or an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying the number of shares in the Company owned by such holder. If such certificate is countersigned
(a) by a transfer agent other than the Company or its employee, or, (b) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The certificates representing the capital stock of the Company shall be in such form as shall be approved by the Board of Directors.

    Section 1.2 RECORD OWNERSHIP. The certificates of each class or series of a class of stock shall be numbered consecutively. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Company's books. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.


                                                   As Amended December 6, 1996

    Section 1.3 TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

    Section 1.4 LOST CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit which the Company determines in its discretion is satisfactory as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Company a bond, in such form as may be approved by the General Counsel or his or her staff, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

    Section 1.5 TRANSFER AGENTS; REGISTRARS: RULES RESPECTING CERTIFICATES. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.

    Section 1.6 RECORD DATE. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such


                                 Page 2 of 24      As Amended December 6, 1996

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notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                SECTION II
                        MEETINGS OF STOCKHOLDERS

     Section 2.1 ANNUAL MEETING. The annual meeting of the holders of such classes or series of stock as are entitled to notice hereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (the "Annual Meeting of Stockholders") for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting pursuant to Section 2.4 of this Section II.

    The annual meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Company to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the


                                 Page 3 of 24      As Amended December 6, 1996

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Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such proposal; (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

    Section 2.2 SPECIAL MEETINGS. Except as otherwise required by law, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Each special meeting


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shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each special meeting shall be specified in a notice of special meeting. At any special meeting of stockholders, only such business shall be conducted as shall be provided for in the resolution or resolutions calling the special meeting or, where no such resolution or resolutions have been adopted, only such business shall be conducted as shall be provided in the notice to stockholders of the special meeting. Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Company to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

    Section 2.3 STOCKHOLDER ACTION; HOW TAKEN. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

    Section 2.4 NOTICE OF MEETING. Subject to Section VI of these Bylaws, notice of every meeting of the stockholders shall be given in the manner prescribed by law.

    Section 2.5 QUORUM. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

    If a quorum shall fail to attend any meeting, the presiding officer of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the


                                 Page 5 of 24      As Amended December 6, 1996

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adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

    If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be reconvened with those present constituting a quorum, then except as otherwise required by law, those present at such reconvened meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such reconvened meeting.

    Section 2.6 VOTING LIST. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 2.7 VOTING. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing signed by such stockholder (which for purposes of this section may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instrument


                                 Page 6 of 24      As Amended December 6, 1996

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acceptable to the Inspector of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Company before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such proxies present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if a majority does not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

    Section 2.8 VOTING OF STOCK OF CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provisions, as the Board of Directors of such corporation may determine, in either case either specifically with respect to such shares or generally with respect to any action to be taken by such corporation. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.


                                 Page 7 of 24      As Amended December 6, 1996

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    Section 2.9  TREASURY STOCK.  The Company shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

    Section 2.10 PROCEDURE. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the presiding officer of the meeting, who shall be the Chairman of the Board of Directors, the President or such other officer of the Company as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order. The presiding officer of each meeting shall appoint one or more Inspectors of Election to serve at every meeting of the stockholders.

                                     SECTION III

                                  BOARD OF DIRECTORS

     Section 3.1 NUMBER AND QUALIFICATIONS. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the entire Board of Directors shall be not less than six nor more than fifteen, as authorized from time to time exclusively by a vote of a majority of the entire Board of Directors. As used in these Bylaws, the term "entire Board of Directors" means the total authorized number of Directors that the Company would have if there were no vacancies.

    Section 3.2 NOMINATION OF DIRECTORS. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder of record of stock of the Company entitled to vote at such meeting and entitled to vote in the election of


                                 Page 8 of 24      As Amended December 6, 1996

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Directors generally. However, any stockholder entitled to vote in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received, either by personal delivery or by United States mail, postage prepaid, by the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    Section 3.3 RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, to the President, or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall


                                 Page 9 of 24      As Amended December 6, 1996

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take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     Section 3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without prior notice at such time and place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

     Section 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or at the request in writing of no less than one-third plus one of the Directors then in office.

     Section 3.6 NOTICE OF SPECIAL MEETINGS. Notice of the time and place of each special meeting shall be mailed to each Director at least two days before the meeting or telegraphed or telecopied to such Director at least one day before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws. Unless limited by law, by the Certificate of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting.

     Section 3.7 PLACE OF MEETINGS. The Directors may hold their meetings and have an office or offices outside of Delaware.

     Section 3.8 QUORUM. A majority of the total number of Directors then holding office shall constitute a quorum. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained.


                                Page 10 of 24      As Amended December 6, 1996

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     Section 3.9  ORGANIZATION.  The Chairman of the Board, or, in the
absence of the Chairman of the Board, the President, or, in the absence of both, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Company shall act as secretary, but in the absence of the Secretary the presiding officer may appoint a secretary.

     Section 3.10 COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws. Any Director may serve the Company in any other capacity and receive compensation.

                                    SECTION IV

                              COMMITTEES OF THE BOARD

     Section 4.1 CREATION AND ORGANIZATION. The standing committees of the Board of Directors shall be an Executive Committee, an Audit Committee, and a Compensation Committee, having the respective duties assigned to each in this
Section IV and any other duties assigned to such committee by resolution passed by a majority of the entire Board of Directors from time to time. Each such standing committee shall consist of one or more Directors and such other ex-officio members as the Board of Directors shall from time to time determine. The chairman of each standing committee shall be one of such committee's members who shall be designated as that committee's chairman by a majority of the entire Board of Directors. Members of each standing committee shall be elected by a majority of the entire Board of Directors at its first meeting after each annual meeting of stockholders. Vacancies in any standing committee shall be filled by a majority vote of the entire Board of Directors. The Board of Directors may appoint executive employees of the Company or its subsidiaries to be ex-officio members of any standing committee except the Executive Committee. Ex-officio members of standing committees shall be entitled to be present at all meetings of their respective committees and to participate in committee discussions. Each standing committee shall fix its own rules of


                                Page 11 of 24      As Amended December 6, 1996

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procedure by majority vote and shall meet where and as provided by such rules, but the presence of a majority of its members shall be necessary to constitute a quorum.

     The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors.

     Section 4.2 EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Company, including the power and authority:

     (a) To the extent authorized in a resolution or resolutions providing for the issuance of shares of Common Stock and Preferred Stock adopted by the Board of Directors, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or any other series of any class of stock of the Company, to fix the number of shares of any series of Preferred Stock or to authorize the increase or decrease of the shares of any series of Preferred Stock provided, however, that the issuance of stock and the declaration of dividends on stock shall require the approval of the Board of Directors as evidenced by its adoption of a resolution providing therefore; and

     (b) To adopt a certificate of ownership and merger in accordance with the General Corporation Law of Delaware.

     The Executive Committee shall consist of the Chairman and the President and such other Directors as appointed by the Board and shall keep minutes of its meetings.


                                Page 12 of 24      As Amended December 6, 1996

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     Section 4.3  AUDIT COMMITTEE.  The Audit Committee shall:

     (a) Prior to each annual meeting of stockholders, submit a recommendation in writing to the Board of Directors for the selection of independent public accountants to be appointed by the Board of Directors in advance of the annual meeting of stockholders and submitted for ratification or rejection at such meeting;

     (b) Annually consult with the independent public accountants with regard to the proposed plan of audit and from time to time consult privately with them and also with the internal auditor and the Controller with regard to the adequacy of internal controls;

     (c) Upon completion of the report of audit by the independent public accountants and before the date of the annual meeting of stockholders,
     (i) review the financial statements of the Company, and (ii) meet with the independent public accountants and review with them the results of their audit and any recommendations made to the management; and

     (d) Periodically, but at least annually, review the terms of all material transactions and arrangements entered into between the Company and The Dow Chemical Company ("Dow"). None of the members of the Audit Committee will be employees, officers or otherwise affiliated with the Company, or Dow except as stockholders.

     Section 4.4 COMPENSATION COMMITTEE. The Compensation Committee shall consist of three or more members. At least one member of the Compensation Committee shall be a Director who is not an employee of Dow, the Company or any subsidiaries thereof. The Compensation Committee shall establish rates of salary, bonuses, retirement and other compensation (except awards of stock or stock options) for all Directors and Officers of the Company as defined in the Securities Exchange Act of 1934, as amended, or the regulations of the Securities and Exchange Commission, and for such other personnel as the Board of Directors may from time to time delegate to it; provided, however, that no



                                Page 13 of 24      As Amended December 6, 1996
member of the Committee may vote upon his or her own rate of salary or his or her own bonus, retirement or other compensation except for such items as are applicable to a group that also included personnel who are not Directors or Officers, and his or her participation in such items is determined by formula.

     Section 4.5 STOCK AWARD COMMITTEE. The Stock Award Committee shall consist of two or more members, each of whom shall be "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any future rule of the Securities and Exchange Commission with respect to the same subject matter.
At least one member of the Stock Award Committee shall be a Director who is not an employee of Dow, the Company or any subsidiaries thereof. The Stock Award Committee shall make awards of stock or stock options for all Directors and Officers of the Company as defined in the Securities Exchange Act of 1934, as amended, or the regulations of the Securities and Exchange Commission, and for such other personnel as the Board of Directors may from time to time delegate to it; provided, however, that no member of the Committee may vote upon his or her awards except for such items as are applicable to a group that also included personnel who are not Directors or Officers, and his or her participation in such items is determined by formula.

     Section 4.6 POWERS RESERVED TO THE BOARD. No committee of the Board of Directors shall have the power or authority to:

     (a) Recommend the amendment of the Certificate of Incorporation or amend these Bylaws;

     (b) Adopt or approve any agreement of merger or consolidation with relation to the company;

     (c) Recommend to the stockholders a sale, lease or exchange of all or substantially all of the assets and property of the Company;


                                Page 14 of 24      As Amended December 6, 1996

     (d) Recommend to the stockholders a dissolution of the Company or a revocation of a dissolution of the Company;

     (e)  To authorize the issuance of stock; or

     (f)  To declare dividends on stock.

     No committee of the Board of Directors shall take any action that is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware to be taken by a vote of a specified proportion of the entire Board of Directors.


                                  SECTION V

                                   OFFICERS

     Section 5.1 DESIGNATION. The officers of the Company shall be a Chairman of the Board and a Vice-Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, a Controller, one or more Assistant Controllers and a General Counsel. The Board of Directors also may elect or appoint, or provide for the appointment of, such other officers or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Company.

     Section 5.2 ELECTION AND TERM. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers. The term of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

     Section 5.3 RESIGNATION. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.


                                Page 15 of 24      As Amended December 6, 1996

     Section 5.4 REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

     Section 5.5 VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     Section 5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Company and shall preside at all meetings of stockholders and of the Board of Directors. The Chairman shall have power to sign certificates of stock, contracts and instruments of conveyance, checks, drafts, notes, orders for payment of money, authorized bonds, and similar obligations.

     Section 5.7 PRESIDENT. The President shall be the chief operating officer of the Company and, subject to the Board of Directors, shall be in general and active charge of the business and affairs of the Company. The President shall have power to sign certificates of stock, contracts and instruments of conveyance, checks, drafts, notes, orders for payment of money, authorized bonds, and similar obligations. In the absence or disability of the Chairman, the President shall preside at the meetings of stockholders and of the Board of Directors. The President shall perform such other duties as may be assigned by the Chairman.

     Section 5.8 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall assist the President in the performance of such duties as the President may designate. In addition, the Vice-Chairman shall, as requested by the President or the Chairman, act as chairman of one or more of the special committees appointed by the Board of Directors from time to time.

     Section 5.9 EXECUTIVE VICE PRESIDENTS. The Executive Vice President shall assist the President in the management of the business and affairs of the Company and shall perform such other duties as may be assigned by the Chairman or the President.


                                Page 16 of 24      As Amended December 6, 1996

     Section 5.10 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be reassigned by the President or the Board of Directors. The Board of Directors may designate a Financial Vice President and one or more Vice Presidents as Senior Vice Presidents or Group Vice Presidents.

     Section 5.11 TREASURER. The Treasurer shall have charge of all funds of the Company and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

     Section 5.12 ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

     Section 5.13 SECRETARY. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and Directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Company certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 5.14 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the President or by resolution of the Secretary or the Board of Directors.

     Section 5.15 CONTROLLER. The Controller shall be in charge of the accounts of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Chairman or the Board of Directors and shall submit such reports and records to the Board of Directors as it may request.


                                Page 17 of 24      As Amended December 6, 1996

     Section 5.16 ASSISTANT CONTROLLERS. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board of Directors.

     Section 5.17 GENERAL COUNSEL. The General Counsel shall be in charge of all matters concerning the Company involving litigation or legal counseling. The General Counsel shall have such other powers and perform such other duties as may be assigned by the President or by resolution of the Board of Directors and shall submit such reports to the Board of Directors as it may request.

     Section 5.18 COMPENSATION OF OFFICERS. The officers of the Company shall receive such compensation for their services as the Compensation Committee may determine pursuant to Section 4.4(a) of these Bylaws.


                                  SECTION VI

                                    NOTICE

     Section 6.1 METHODS OF GIVING NOTICE. Except as otherwise expressly provided, whenever under the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee, such notice may be given orally or by telephone, telex, telecopy or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the Company or, in the case of a director or a member of a committee, to such person at his business address. If sent by telex or telecopy, notice to a director or member of a committee shall be deemed to be given when sent, subject to confirmation by telex or telecopy, respectively. If sent by telegraph, notice to a director or member of a


                                Page 18 of 24      As Amended December 6, 1996
committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

     Section 6.2 WRITTEN WAIVER. Whenever any notice is required to be given under the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, (i) a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or (ii) attendance at any meeting by the person or persons entitled to said notice, except when such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent thereto.

                                  SECTION VII

                                INDEMNIFICATION

     Section 7.1 THIRD PARTY ACTIONS. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person (a) is or was a director, officer or employee of the Company, or (b) is or was a director, officer or employee of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order,


                                Page 19 of 24      As Amended December 6, 1996
settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, nor, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Any repeal, amendment or modification of this Section 7.1 shall not affect any rights or obligations then existing between the Company and any then incumbent or former director, officer or employee with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

     Section 7.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (a) is or was a director, officer or employee of the Company, or (b) is or was a director, officer or employee of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall


                                Page 20 of 24      As Amended December 6, 1996
deem proper. Any repeal, amendment or modification of this Section 7.2 shall not affect any rights or obligations then existing between the Company and any then incumbent or former director, officer or employee with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

     Section 7.3 SUCCESS ON THE MERITS. To the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 herein, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 7.4 INDEMNIFICATION OF AGENTS. The Company may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an agent (other than a director, officer or employee) of the Company, if such person would be entitled to such indemnity under the provisions of the preceding three paragraphs had such person been acting in the capacity of a director, officer or employee of the Company.

     Section 7.5 DETERMINATION OF CONDUCT. Any indemnification under Sections 7.1, 7.2 and 7.4 herein (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.1, 7.2 and 7.4 herein.

     Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion.


                                Page 21 of 24      As Amended December 6, 1996

     Section 7.6 PAYMENT OF EXPENSES IN ADVANCE. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section VII.

     Section 7.7 DEFINITIONS. For purposes of this Section VII references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VII, with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section VII.


                                Page 22 of 24      As Amended December 6, 1996

     Section 7.8 INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Section VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 7.1 or 7.2 above shall be made to the fullest extent permitted by the laws of the State of Delaware. The provisions of this Section VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 7.1 or 7.2 above, but whom the Company has the power or obligation to indemnify under the laws of the State of Delaware or otherwise.

     Section 7.9 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VII shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 7.10 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power or the obligation to indemnify the director, officer, employee or agent of the Company against such liability under the provisions of this Section VII.


                                Page 23 of 24      As Amended December 6, 1996

                                  SECTION VIII

                                 MISCELLANEOUS

     Section 8.1 SEAL. The corporate seal shall have inscribed upon it the name of the Company, the year "1989" and the words "Corporate Seal", and "Delaware". The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

     Section 8.2 EXECUTIVE OFFICE. The principal executive office of the Company shall be located in the City of Houston, County of Harris, State of Texas, where the books of account and records shall be kept. The Company also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Company may require.


                                  SECTION IX

                             AMENDMENT OF BYLAWS

     Section 9.1 A majority of the entire Board of Directors shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any regular or special meeting subject to the requirements of the Certificate of Incorporation. The stockholders also shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any annual or special meeting subject to the requirements of the Certificate of Incorporation.


                                Page 24 of 24      As Amended December 6, 1996